Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement (No. 333-258255) on Form S-3 and registration statements (No. 333-197677 and No. 333-234291) on Form S-8 of Graphic Packaging Holding Company of our report dated December 22, 2021 with respect to the consolidated financial statements of AR Packaging Group AB, which report appears in the Form 8-K/A of Graphic Packaging Holding Company dated January 7, 2022.

/s/ KPMG AB

Malmö, Sweden

January 7, 2022